UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: November 23, 2010
(Date of earliest event reported)

UAGH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16625 Dove Canyon Rd, #102-331, San Diego, CA
(Address of Principal Executive Offices)

(801) 295-3400
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On November 23, 2010, UAGH, Inc. (the “Registrant”), re-conveyed all shares of common stock (the “Shares”) of The Markers Companies, Inc., (“TMC”) to TMC, terminating the parent-subsidiary relationship between the Registrant and TMC.  By way of background, the Registrant had received the Shares in connection with an agreement (the “License Agreement”) the Registrant had entered into with TMC on September 1, 2010, and which was terminated by means of a Rescission Agreement effective as of October 4, 2010.  The License Agreement and Rescission Agreement were previously disclosed in Current Reports of the Registrant filed with the Commission.

Additionally, Jeff Jenson, President of the Registrant, resigned all officer and director positions he held with TMC and with The Markers Golf Club Network, Inc.  Mr. Jenson had been appointed as an officer and member of the boards of directors of both entities in connection with the License Agreement.

As of the date of this Current Report, pursuant to the re-conveyance of the shares and the termination of Mr. Jenson’s positions with TMC and The Markers Golf Club Network, Inc., the Registrant had no relationship with either TMC or The Markers Golf Club Network, Inc.  Additionally, the Registrant retained no assets or rights under the License Agreement, and had no ongoing contractual relationship with either TMC or The Markers Golf Club Network, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAGH, Inc.

DATE: December 1, 2010

By: /s/ Jeff D. Jenson

Jeff D. Jenson, President

2